Exhibit 99.3

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of October 4, 2023 (this “Agreement”), is made by and among Venus Concept, Inc., a Delaware corporation (the “Company”), and the shareholders of the Company set forth on the signature pages hereto (the “Shareholders”).

WHEREAS, the Company and Madryn Health Partners, LP (“Madryn”) and Madryn Health Partners (Cayman Master), LP (“Cayman Master” and, together with Madryn, the “Holders”) propose to enter into an Exchange Agreement, dated on or about the date hereof (the “Exchange Agreement”), pursuant to which, among other things, the Holders agree to exchange (the “Exchange”) $27,791,748.32 in aggregate principal amount of outstanding convertible notes of the Company (the “Existing Notes”) for (i) $22,791,748.32 in aggregate principal amount of new convertible notes of the Company (the “New Notes”) and (ii) $5,000,000.00 in shares of newly-created convertible preferred stock of the Company, par value $0.001 per share, designated as “Series X Convertible Preferred Stock” (the “Series X Preferred Stock”), which Series X Preferred Stock was created pursuant to the filing of a Certificate of Designation with the Secretary of State for the State of Delaware on or about a date even herewith (the “Series X Preferred Stock Certificate of Designation”).

WHEREAS, as of the date hereof, each Shareholder owns (a) the shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), set forth next to such Shareholder’s name on the signature pages hereto (the “Shareholder Common Shares”), and/or (b) the shares of the Company’s junior voting convertible preferred stock, par value $0.0001 per share (“Junior Preferred Stock”), set forth next to such Shareholder’s name on the signature pages hereto (the “Shareholder Junior Preferred Shares”) and/or (c) the shares of the Company’s senior voting convertible preferred stock, par value $0.0001 per share (“Senior Preferred Stock”), set forth next to such Shareholder’s name on the signature pages hereto (the “Shareholder Senior Preferred Shares” and together with the Shareholder Junior Preferred Shares and the Shareholder Common Shares, the “Shareholder Securities”); and

WHEREAS, as a condition to the willingness of the Holders to consummate the transactions contemplated by the Exchange Agreement, the Holders have required that the Shareholders agree, and in order to induce each Holder to consummate the transactions contemplated by the Exchange Agreement, each Shareholder has agreed, to enter into this Agreement with respect to (a) all of the Shareholder Securities now owned, or which may hereafter be acquired, by such Shareholder, and (b) any other voting securities of the Company now owned, or which may hereafter be acquired, by such Shareholder.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

VOTING AGREEMENT

1.01. Voting Agreement.

(a) Each Shareholder hereby irrevocably agrees that at each and every meeting of the shareholders of the Company, however called, and at every adjournment or postponement thereof prior to the Termination Date (as defined below), and in any action by written consent of, or any other action by, the Company’s shareholders given or solicited prior to the Termination Date, such Shareholder shall vote or provide consent with respect to, all of the Shareholder Securities now owned, or which may hereafter be acquired, by such Shareholder, and any other voting securities of the Company now owned, or which may hereafter be acquired, by such Shareholder: (a) in favor of the Shareholder Approval and the Shareholder Resolutions, in each case as described in Section 4.17 of the Exchange Agreement; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Documents (as defined in the Exchange Agreement) or which could result in any of the conditions to the Company’s rights or obligations under the Transaction Documents not being fulfilled.

(b) No Shareholder will enter into any agreement with any Person (other than the Company) prior to the Termination Date directly or indirectly to vote, consent, grant any proxy or give instructions with respect to the voting of, the Shareholder Securities in respect of the matters described in Section 1.01(a) hereof, or the effect of which would be inconsistent with or violate any provision contained in this Section 1.01. Any vote or consent (or withholding of consent) by any Shareholder that is not in accordance with this Section 1.01 will be considered null and void, and the provisions of Section 1.01 will be deemed to take immediate effect.

1.02. Acknowledgement. Each Shareholder acknowledges receipt and review of copies of the Transaction Documents, including the Exchange Agreement and the Series X Preferred Stock Certificate of Designation, in substantially the form to be executed by the parties to the Transaction Documents.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder hereby represents and warrants to the Company and each of the Holders as follows:

2.01. Authority Relative to this Agreement. Such Shareholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

2.02. No Conflict.

(a) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Shareholder or by which the Shareholder Securities owned by such Shareholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of Encumbrance (as defined below) on any of the Shareholder Securities owned by such Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shareholder Securities owned by such Shareholder is bound.

(b) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity or third party by such Shareholder.

(c) Such Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article I hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shareholder Securities, with no limitations, qualifications or restrictions on such rights.

2.03. Shareholder Securities. As of the date hereof, such Shareholder is the owner of its Shareholder Securities as set forth on the signature pages hereto, free and clear of all Encumbrances (as defined below), and such Shareholder Securities constitute all of the securities of the Company owned, either of record or beneficially, by such Shareholder. Such Shareholder is entitled to vote all of such Shareholder Securities, without restriction, and has not appointed or granted any proxy, which appointment or grant is still effective, or has entered into any voting trust or similar agreement, with respect to such Shareholder Securities.

ARTICLE III

COVENANTS

3.01. No Disposition or Encumbrance of Stock. Each Shareholder hereby covenants and agrees that, until the Termination Date (as defined below), but in no event, more than one hundred fifty (150) days from the date of the Exchange Agreement, such Shareholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Shareholder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to its Shareholder Securities, directly or indirectly, or initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and each Shareholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement (other than this Agreement) on any of the Shareholder Securities subject to this Agreement.

3.03. Revocation of Proxies. Stockholder hereby revokes any and all prior proxies with respect to the Shareholder Securities as they relate to the matters described in Section 1.01 hereof. Prior to the Termination Date, such Stockholder will not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 1.01 hereof (other than to the Company), deposit any of the Shareholder Securities or enter into a voting trust or similar agreement (other than this Agreement) with respect to any of the Shareholder Securities relating to any matter described in Section 1.01.

ARTICLE IV

MISCELLANEOUS

4.01. Several Not Joint. For the avoidance of doubt, the representations, warranties, covenants and agreements of the Shareholders hereunder are several and not joint.

4.02. Further Assurances. The Parties shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

4.03. Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof, and that any Holder (without being joined by any other Holder) shall be entitled to specific performance of the terms hereof, without the obligation to post any bond or security and without the obligation to prove actual damages, in addition to any other remedy at law or in equity.

4.04. Third Party Beneficiaries. Except as set forth in Sections 4.03 and 4.06, this Agreement is intended for the benefit of the Parties and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4.05. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Shareholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Shareholder with respect to the subject matter hereof.

4.06. Amendment. This Agreement may not be amended except by an instrument in writing signed by the Parties and the Holders holding a majority of the Series X Preferred Stock then outstanding, which for this purpose must include Madryn or any of its Affiliates (as defined in the Exchange Agreement) holding Series X Preferred Stock if there is more than one (1) Holder.

4.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

4.08. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address set forth on the signature pages hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any Party hereto shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing Party in such proceeding shall be reimbursed by the non-prevailing Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

4.09. Termination. This Agreement shall automatically terminate on the earlier of (a) the occurrence of the Shareholder Approval or (b) the termination of the Exchange Agreement in accordance with its terms (the “Termination Date”); provided, however, that the termination of this Agreement will not affect the right of any Party to sue for any breach by any other Party (or Parties) prior to the Termination Date. Notwithstanding the foregoing, this Article IV shall survive any termination hereof.

4.10 Independent Nature of Shareholders’ Actions and Rights. Nothing contained herein or in any other Transaction Document, and no action taken by any Shareholder pursuant hereof or thereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Shareholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Shareholder to be joined as an additional party in any proceeding for such purpose. Each Shareholder has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Shareholders with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Shareholders. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Shareholder, solely, and not between the Company and the Shareholders collectively and not between and among the Shareholders.

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IN WITNESS WHEREOF, the Company and the Shareholders have duly executed this Voting Agreement as of the date first written above.

THE COMPANY:

Venus Concept, Inc.

By:	/s/ Rajiv De Silva
Name: Rajiv De Silva
Title: Chief Executive Officer

Address for Notice:

Venus Concept Inc.
235 Yorkland Blvd., Suite 900
Toronto, Ontario, Canada
M2J 4Y8
Attn: General Counsel and Corporate Secretary
Email: mmandarello@venusconcept.com

With a copy to (which shall not constitute notice):

Dorsey & Whitney LLP
TD Canada Trust Tower
Brookfield Place 161 Bay Street, Suite 4310
Toronto, ON M5J 2S1
Attn: Richard Raymer
Email: raymer.richard@dorsey.com

[Voting Agreement]

IN WITNESS WHEREOF, the Company and the Shareholders have duly executed this Voting Agreement as of the date first written above.

THE SHAREHOLDERS:

EW Healthcare Partners, LP and EW Healthcare Partners-A, LP

By:	/s/ Scott Barry
Name: Scott Barry
Title: Authorized Signatory

Shareholder Securities:
Shareholder Common Shares: 1,089,191
Shareholder Junior Preferred Shares: 1,500,000
Shareholder Senior Preferred Shares: 1,073,297

Address for Notice:

21 WaterWay Ave, Suite 225, The Woodlands, TX 77380

[Voting Agreement]

IN WITNESS WHEREOF, the Company and the Shareholders have duly executed this Voting Agreement as of the date first written above.

THE SHAREHOLDERS:

Marlin Fund, Limited Partnership; Marlin Fund II, Limited Partnership; Marlin Fund III, Limited Partnership; Marlin Master Fund Offshore II, LP

By:	/s/ Michael W. Masters
Name: Michael W. Masters
Title: Managing Member of the General Partner

MSS VC SPV LP

By:	/s/ Michael W. Masters
Name: Michael W. Masters
Title: Managing Member of the Managing Member of the General Partner

Shareholders Securities:
Shareholder Common Shares: 633,281
Shareholder Junior Preferred Shares: 1,350,000

Address for Notice:

3060 Peachtree Road, NW, Ste 1425 Atlanta, GA 30305

[Voting Agreement]

IN WITNESS WHEREOF, the Company and the Shareholders have duly executed this Voting Agreement as of the date first written above.

THE SHAREHOLDERS:

HealthQuest Partners II, L.P.

By:	/s/ Garheng Kong
Name: Garheng Kong
Title: Managing Member, HealthQuest Venture Management II, L.L.C., its general partner

Shareholder Securities:
Shareholder Common Shares: 453,043
Shareholder Junior Preferred Shares: 335,000

Address for Notice:

555 Twin Dolphin Drive, Suite 370, Redwood City, CA 94065

[Voting Agreement]

IN WITNESS WHEREOF, the Company and the Shareholders have duly executed this Voting Agreement as of the date first written above.

THE HOLDERS:

MADRYN HEALTH PARTNERS, LP

By:	MADRYN HEALTH ADVISORS, LP,
its General Partner

By:	MADRYN HEALTH ADVISORS GP, LLC,
its General Partner

By:	/s/ Avinash Amin
Name:	Avinash Amin
Title:	Member

Shareholder Securities:
Shareholder Common Shares: 41,455

Address for Notice:

330 Madison Avenue, 33rd Floor
New York, NY 10017

MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP

By:	MADRYN HEALTH ADVISORS, LP,
its General Partner

By:	MADRYN HEALTH ADVISORS GP, LLC,
its General Partner

By:	/s/ Avinash Amin
Name:	Avinash Amin
Title:	Member

Shareholder Securities:
Shareholder Common Shares: 70,586

Address for Notice:

330 Madison Avenue, 33rd Floor
New York, NY 10017

[Voting Agreement]